Exhibit 99.1

NEWS RELEASE

FOR:	TRUMP ENTERTAINMENT RESORTS, INC. (NASDAQ NMS: TRMP)

CONTACT:	Dale Black, EVP, Chief Financial Officer, (609) 449-5556 or John Burke, EVP, Treasurer, (212) 891-1500

FOR RELEASE:	October 31, 2006

TRUMP ENTERTAINMENT RESORTS REPORTS THIRD QUARTER RESULTS

•	Continued Improvement in Net Revenues

•	Improved Operating Performance Despite July Closure

ATLANTIC CITY, NJ – Trump Entertainment Resorts, Inc. (the “Company”) (NASDAQ NMS: TRMP) today reported its operating results for the third quarter ended September 30, 2006. The Company’s income from continuing operations was $5.8 million or $0.19 per share for the quarter ended September 30, 2006 compared to a loss from continuing operations of ($1.3) million or ($0.05) per share for the three months ended September 30, 2005. A summary of quarterly results follows:

	Three Months Ended September 30,
(in millions, except share and per share data)	2006	2005
	(unaudited)
Net revenues	$288.4	$277.3
Income from operations	41.0	32.7
Adjusted EBITDA (1)	60.1	58.5
Income (loss) from continuing operations	5.8	(1.3)
Income from discontinued operations	—	4.5
Net income	5.8	3.2
Basic share data:
Continuing operations	$0.19	$(0.05)
Discontinued operations	—	0.17

Basic net income per share	$0.19	$0.12

Diluted share data:
Continuing operations	$0.19	$(0.05)
Discontinued operations	—	0.17

Diluted net income per share	$0.19	$0.12

Weighted average shares outstanding:
Basic	30,977,329	27,064,819
Diluted	40,360,777	27,064,819

(1)	Adjusted EBITDA presented in this table is income (loss) from operations excluding depreciation and amortization, reorganization expenses and related costs, development costs, the South Jersey Transportation Authority (“SJTA”) legal settlement and stock compensation. The Company is presenting Adjusted EBITDA in 2006 to highlight differences that exist between periods due to the reorganization of the Company and new accounting pronouncements. EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles (“GAAP”) measurements, but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. Refer to the selected financial information accompanying this press release for a reconciliation of income (loss) from operations to Adjusted EBITDA.

The Company reported Adjusted EBITDA of $60.1 million on net revenues of $288.4 million in the third quarter of 2006 compared to Adjusted EBITDA of $58.5 million on net revenues of $277.3 million in the third quarter of 2005. Before corporate and other expenses, our three operating properties reported Adjusted EBITDA of $64.9 million in the third quarter of 2006 compared to Adjusted EBITDA of $63.7 million in 2005.

The Company reported corporate and other costs of $7.8 million for the third quarter of 2006 compared to $14.4 million in the third quarter of 2005. Included in corporate and other costs for the third quarter of 2005 are reorganization costs of $5.3 million and development costs of $3.9 million. Corporate and other costs of $7.8 million in the third quarter of 2006 include $1.2 million in expense related to stock based compensation and development costs of $1.8 million.

In addition to the above mentioned items, our operating results from continuing operations for the three and nine months ended September 30, 2006 were impacted by the following items:

1.	On July 5th through July 7th all Atlantic City casino operations were closed as a result of the New Jersey budget stalemate.

2.	In September we reached an agreement with the South Jersey Transportation Authority to settle certain issues. The $1.7 million cash settlement was recorded as a reduction of general and administrative expenses at Trump Marina in the current quarter.

Year-to-Date Results

The Company’s loss from continuing operations was ($8.8) million or ($0.29) per share for the nine months ended September 30, 2006. As a result of the Company’s reorganization completed on May 20, 2005 and the application of fresh-start accounting principles, the financial results for 2005 are presented separately for the Predecessor Company (through May 19, 2005) and the Reorganized Company (period from May 20, 2005 through September 30, 2005). As such, the financial statements for the nine months ended September 30, 2006, are not comparable to the results for a similar period in 2005, except for the purpose of comparing property level operating performance as discussed herein. Furthermore, the Company began recording minority interest subsequent to the Reorganization. A summary of results follows:

	Reorganized Company		Predecessor Company
(in millions, except share and per share data)	Nine Months Ended September 30, 2006	For the Period From May 20, 2005 Through September 30, 2005	For the Period From January 1, 2005 Through May 19, 2005
	(unaudited)	(unaudited)	(unaudited)
Net revenues	$782.0	$393.1	$364.4
Income from operations	83.7	36.1	50.8
Adjusted EBITDA (2)	141.7	77.9	61.2
(Loss) from continuing operations	(8.8)	(10.2)	(37.3)
Income from discontinued operations	—	5.8	118.7
Extraordinary gain on extinguishment of debt	—	—	196.9
Net (loss) income	(8.8)	(4.4)	278.4
Basic and diluted share data:
Continuing operations	$(0.29)	$(0.38)	$(1.25)
Discontinued operations	—	0.22	3.97
Extraordinary gain on extinguishment of debt	—	—	6.59

Basic and diluted net (loss) income per share	$(0.29)	$(0.16)	$9.31

Weighted average shares outstanding:
Basic and diluted	30,897,495	27,052,393	29,904,764

(2)	Adjusted EBITDA presented in this table is income (loss) from operations excluding depreciation and amortization, reorganization (income) expenses and related costs, development costs, the SJTA legal settlement, expense of the ten year warrants and stock compensation. The Company is presenting Adjusted EBITDA in 2006 to highlight differences that exist between periods due to the reorganization of the Company and new accounting pronouncements. EBITDA and Adjusted EBITDA are not Generally Accepted Accounting Principles (“GAAP”) measurements, but are commonly used in the gaming industry as measures of performance and as a basis for valuation of gaming companies. Refer to the selected financial information accompanying this press release for a reconciliation of income (loss) from operations to Adjusted EBITDA.

For purposes of comparing operating performance we have combined the 2005 results for the Predecessor Company and the Reorganized Company for the nine month period ended September 30, 2005, as we believe it provides the best comparison to the nine months ended September 30, 2006. The Company reported Adjusted EBITDA of $141.7 million on net revenues of $782.0 million for the nine months ended September 30, 2006 compared to Adjusted EBITDA of $139.1 million in 2005 on net revenues of $757.5 million in 2005. Before corporate and other expenses, our three operating properties reported Adjusted EBITDA of $158.3 million for the nine months ended September 30, 2006 compared to Adjusted EBITDA of $152.2 million in 2005.

Mark Juliano, the Company’s Chief Operating Officer, commented, “We were able to post increases in net revenues and adjusted EBITDA for the quarter, even though the period started out with the unexpected and unfortunate closure of all Atlantic City casinos for three days due to the New Jersey state budget impasse. Of course, the true effects of this closure lasted beyond three days as it took time for business to return to normal levels. In addition, we continued our efforts to streamline management costs. Our unusually heavy entertainment calendar in August led to higher than anticipated marketing and promotional costs. We expect these costs will decrease in future quarters.”

James B. Perry, Chief Executive Officer and President, added, “Our renovation and development plans for Atlantic City continue to move forward. The new Taj Mahal tower is under construction and the first phase to the Taj Mahal promenade is expected to be completed by the end of the year. We expect to announce our plans for the next phase of our renovation capital by the end of this year.

We are in the process of implementing the Company’s technology programs including the hotel yield management system, which will help us properly manage and maximize revenue from our hotel rooms, and the enterprise data warehouse, which will allow us to capitalize on our presence in the Atlantic City marketplace through more effective marketing.

The development initiatives of the Company are also progressing, and we were pleased to announce the appointment of Eric Hausler as our senior development professional last month. We are preparing for our November 14 hearing with the Pennsylvania Gaming Control Board regarding our proposed project in Philadelphia and expect a decision from the regulatory board before the end of the year.

We are moving forward with the planning process for a possible development in Diamondhead, Mississippi and are in the process of evaluating this possible arrangement with Diamondhead Casino Corporation.”

The Company reported that as of September 30, 2006 it had cash of $161.3 million excluding $27.3 million of cash restricted in use by the agreement governing the sale of Trump Indiana. The Company indicated total debt had decreased by $24.7 million since December 31, 2005 to $1,413.3 million at September 30, 2006. Capital expenditures through September 30, 2006 were approximately $91.4 million and the Company expects capital expenditures for the remainder of 2006 to be approximately $35 million.

During the quarter, lenders approved an amendment to the Company’s Credit Agreement allowing us to defer the delayed draw time on our term loan related to the Taj Mahal expansion to May 20, 2007. In addition we modified the definition of “EBITDA” for purposes of calculating our financial covenants for the next four quarters, to allow for the addition of $8.0 million of foregone EBITDA relating to the closure of our casino operations in July 2006.

Conference Call:

The Company will conduct a conference call at 11:00 a.m. (Eastern Time) on Tuesday, October 31, 2006, during which management will discuss the results and other matters addressed in the earnings release. Members of the financial community and interested investors are welcome to participate in the conference call by calling toll free (866) 791-6250, or (913) 643-4250 for callers outside the United States and Canada, not earlier than 15 minutes before the call is scheduled to begin.

A replay of the conference call will be available from 5:00 p.m. on Tuesday, October 31, 2006 until midnight on Friday, November 10, 2006. The replay number is toll free (888) 203-1112, or (719) 457-0820 for callers outside the United States and Canada. The replay passcode is 1245162.

About Our Company:

Trump Entertainment Resorts, Inc. is a leading gaming company that owns and operates three properties. The Company’s properties include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, and Trump Marina Hotel Casino, located in Atlantic City’s Marina District. The Company is the sole vehicle through which Donald J. Trump, the Company’s Chairman and largest stockholder, conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. Trump Entertainment Resorts, Inc. is separate and distinct from Mr. Trump’s real estate and other holdings.

PSLRA Safe Harbor for Forward-Looking Statements

and Additional Available Information

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements, trend analysis and other information contained in this release relative to the Company’s or its subsidiaries’ performance, trends in the Company’s or its subsidiaries’ operations or financial results, plans, expectations, estimates and beliefs, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “could,” “can” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of Trump Entertainment Resorts, Inc., the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements, including but not limited to: the ability to fund and execute the Company’s master plan for the Company’s Atlantic City properties; the ability to obtain slot licenses in Philadelphia or other locations or develop such sites; the effects of the Company’s recently completed bankruptcy cases; the ability to attract, retain and compensate key executives and associates; the ability of the Company to attract and retain customers; the effects of environmental and structural building conditions relating to the Company’s properties; access to available and feasible financing and insurance; changes in laws, regulations or accounting standards, insurance premiums and relations with third parties; approvals and decisions of courts, regulators and governmental bodies and the results of any litigation; judicial decisions, legislative referenda and regulatory actions, including gaming and tax-related actions; the ability of the Company’s customer-tracking programs and marketing to continue to increase or sustain customer loyalty; the Company’s ability to recoup costs of capital investments through higher revenues; the ability to use the “Trump” name; acts of war or terrorist incidents; high energy and gasoline prices and adverse winter weather conditions; abnormal gaming hold percentages; the effects of competition, including locations of competitors and operating and market competition; and the effect of economic, credit and capital market conditions on the economy in general, and on gaming and hotel companies in particular.

The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release. Readers are hereby advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time or other factors beyond the control of the Company. The Company does not intend, however, to update the guidance provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. In addition, the business and operations of the Company are subject to substantial risks, including, but not limited to risks relating to liquidity and cash flows, which increase the uncertainty inherent in the forward-looking statements contained in this release. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trumpcasinos.com.

###

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(dollars in thousands, except share and per share data)

	Reorganized Company
	Three Months Ended September 30,
	2006	2005
Revenues:
Gaming	$301,781	$290,104
Rooms	22,811	21,278
Food and beverage	37,594	34,992
Other	15,999	13,802

	378,185	360,176
Less promotional allowances	(89,817)	(82,909)

Net revenues	288,368	277,267

Costs and expenses:
Gaming	135,577	129,747
Rooms	7,901	7,141
Food and beverage	11,936	11,913
General and administrative	73,552	73,307
General and administrative-related party	610	508
Depreciation and amortization	17,814	16,244
Reorganization expense and related costs	—	5,741

	247,390	244,601

Income from operations	40,978	32,666

Non-operating income (expense):
Interest income	2,490	696
Interest expense	(33,029)	(32,735)

	(30,539)	(32,039)

Income before income taxes, minority interest and discontinued operations	10,439	627
Provision for income taxes	(2,756)	(2,335)
Minority interest	(1,850)	402

Income (loss) from continuing operations	5,833	(1,306)

Income from discontinued operations:
Trump Indiana	—	6,786
Provision for income taxes	—	(851)
Minority interest	—	(1,395)

Income from discontinued operations	—	4,540

Net income	$5,833	$3,234

Continuing operations	$0.19	$(0.05)
Discontinued operations	—	0.17

Basic net income per share	$0.19	$0.12

Continuing operations	$0.19	$(0.05)
Discontinued operations	—	0.17

Diluted net income per share	$0.19	$0.12

Weighted average shares outstanding:
Basic	30,977,329	27,064,819
Diluted	40,360,777	27,064,819

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except share and per share data)

	Reorganized Company		Predecessor Company
	Nine Months Ended September 30, 2006	For the Period From May 20, 2005 Through September 30, 2005	For the Period From January 1, 2005 Through May 19, 2005
	(unaudited)	(unaudited)
Revenues:
Gaming	$822,640	$414,380	$398,409
Rooms	59,044	30,006	26,360
Food and beverage	94,785	50,232	44,198
Other	33,796	18,870	12,809

	1,010,265	513,488	481,776
Less promotional allowances	(228,273)	(120,366)	(117,337)

Net revenues	781,992	393,122	364,439

Costs and expenses:
Gaming	374,774	188,623	186,545
Rooms	23,273	10,319	9,805
Food and beverage	32,268	17,116	13,767
General and administrative	214,291	102,195	92,957
General and administrative-related party	1,930	8,893	775
Depreciation and amortization	51,746	22,259	35,753
Reorganization expense (income) and related costs	—	7,671	(25,967)

	698,282	357,076	313,635

Income from operations	83,710	36,046	50,804

Non-operating income (expense):
Interest income	8,348	918	836
Interest expense	(98,100)	(47,357)	(86,862)
Other non-operating income, net	—	65	—

	(89,752)	(46,374)	(86,026)

Loss before income taxes, minority interest, discontinued operations and extraordinary item	(6,042)	(10,328)	(35,222)
Provision for income taxes	(5,587)	(3,046)	(2,074)
Minority interest	2,805	3,144	—

Loss from continuing operations	(8,824)	(10,230)	(37,296)

Income from discontinued operations:
Trump Indiana	—	8,937	142,959
Provision for income taxes	—	(1,292)	(24,211)
Minority interest	—	(1,797)	—

Income from discontinued operations	—	5,848	118,748

(Loss) income before extraordinary item	(8,824)	(4,382)	81,452
Extraordinary gain on extinguishment of debt	—	—	196,932

Net (loss) income	$(8,824)	$(4,382)	$278,384

Continuing operations	$(0.29)	$(0.38)	$(1.25)
Discontinued operations	—	0.22	3.97
Extraordinary gain on extinguishment of debt	—	—	6.59

Basic net (loss) income per share	$(0.29)	$(0.16)	$9.31

Continuing operations	$(0.29)	$(0.38)	$(1.25)
Discontinued operations	—	0.22	3.97
Extraordinary gain on extinguishment of debt	—	—	6.59

Diluted net (loss) income per share	$(0.29)	$(0.16)	$9.31

Weighted average shares outstanding:
Basic	30,897,495	27,052,393	29,904,764
Diluted	30,897,495	27,052,393	29,904,764

TRUMP ENTERTAINMENT RESORTS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share data)

	Reorganized Company
	September 30, 2006	December 31, 2005
	(unaudited)
Current assets:
Cash and cash equivalents	$161,252	$228,554
Restricted cash	27,327	45,005
Accounts receivable, net	41,679	36,024
Accounts receivable, other	10,724	9,716
Inventories	10,844	10,716
Deferred income taxes	2,289	2,289
Prepaid expenses and other current assets	17,707	12,178

Total current assets	271,822	344,482

Net property and equipment	1,505,362	1,463,142

Other assets:
Intangible assets, net	205,089	206,345
Goodwill	228,536	238,045
Deferred financing costs, net	18,591	20,725
Other assets, net	62,786	57,024

Total other assets	515,002	522,139

Total assets	$2,292,186	$2,329,763

Current liabilities:
Accounts payable	$19,173	$38,739
Accrued payroll and related expenses	28,737	26,553
Income taxes payable	24,715	36,765
Partnership distribution payable	340	3,041
Accrued interest payable	40,441	11,517
Self-insurance reserves	13,639	12,398
Other current liabilities	40,592	43,145
Current maturities of long-term debt	15,753	30,007

Total current liabilities	183,390	202,165

Long-term debt, net of current maturities	1,397,535	1,407,952
Deferred income taxes	144,352	144,352
Other long-term liabilities	17,151	18,428
Minority interest	128,063	129,708

Stockholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized, 30,952,329 and 27,177,696 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	31	27
Class B Common stock, $0.001 par value; 1,000 shares authorized, 900 shares issued and outstanding	—	—
Additional paid-in capital	457,016	453,659
Accumulated deficit	(35,352)	(26,528)

Total stockholders’ equity	421,695	427,158

Total liabilities and stockholders’ equity	$2,292,186	$2,329,763

TRUMP ENTERTAINMENT RESORTS, INC.

SELECTED FINANCIAL INFORMATION

SUMMARY OPERATING DATA

(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gaming revenues
Trump Taj Mahal	$148.4	$139.7	$401.5	$386.1
Trump Plaza	81.8	83.5	226.1	231.4
Trump Marina	71.5	66.9	195.0	195.3

Total	$301.7	$290.1	$822.6	$812.8

Net revenues
Trump Taj Mahal	$140.4	$131.9	$383.0	$359.0
Trump Plaza	77.9	76.8	211.3	210.7
Trump Marina	70.1	68.6	187.7	187.8

Total	$288.4	$277.3	$782.0	$757.5

Income (loss) from operations
Trump Taj Mahal	$26.0	$27.4	$62.5	$157.1
Trump Plaza	7.8	7.4	15.5	33.5
Trump Marina	15.0	12.3	30.4	(16.4)
Corporate and other	(7.8)	(14.4)	(24.7)	(87.3)

Total	$41.0	$32.7	$83.7	$86.9

Adjusted EBITDA
Trump Taj Mahal	$35.0	$35.7	$88.4	$82.8
Trump Plaza	13.2	12.1	30.7	30.7
Trump Marina	16.7	15.9	39.2	38.7
Corporate and other	(4.8)	(5.2)	(16.6)	(13.1)

Total	$60.1	$58.5	$141.7	$139.1

TRUMP ENTERTAINMENT RESORTS, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA

(unaudited, in millions)

	Three Months Ended September 30, 2006
	Income (Loss) From Operations	Depreciation and Amortization	Stock Based Compensation Expense	Development Costs	Other (a)	Adjusted EBITDA
Trump Taj Mahal	$26.0	$9.0	$—	$—	$—	$35.0
Trump Plaza	7.8	5.4	—	—	—	13.2
Trump Marina	15.0	3.4	—	—	(1.7)	16.7
Corporate and other	(7.8)	—	1.2	1.8	—	(4.8)

Total	$41.0	$17.8	$1.2	$1.8	$(1.7)	$60.1

	Three Months Ended September 30, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Development Costs	Other (b)	Adjusted EBITDA
Trump Taj Mahal	$27.4	$8.0	$—	$—	$0.3	$35.7
Trump Plaza	7.4	4.7	—	—	—	12.1
Trump Marina	12.3	3.5	—	—	0.1	15.9
Corporate and other	(14.4)	—	—	3.9	5.3	(5.2)

Total	$32.7	$16.2	$—	$3.9	$5.7	$58.5

	Nine Months Ended September 30, 2006
	Income (Loss) From Operations	Depreciation and Amortization	Stock Based Compensation Expense	Development Costs	Other (a)	Adjusted EBITDA
Trump Taj Mahal	$62.5	$25.9	$—	$—	$—	$88.4
Trump Plaza	15.5	15.2	—	—	—	30.7
Trump Marina	30.4	10.5	—	—	(1.7)	39.2
Corporate and other	(24.7)	0.1	4.2	3.8	—	(16.6)

Total	$83.7	$51.7	$4.2	$3.8	$(1.7)	$141.7

	Nine Months Ended September 30, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Development Costs	Other (b)	Adjusted EBITDA
Trump Taj Mahal	$157.1	$30.2	$—	$—	$(104.5)	$82.8
Trump Plaza	33.5	14.6	—	—	(17.4)	30.7
Trump Marina	(16.4)	13.1	—	—	42.0	38.7
Corporate and other	(87.3)	0.1	8.0	4.5	61.6	(13.1)

Total	$86.9	$58.0	$8.0	$4.5	$(18.3)	$139.1

(a)	Our results during the three and nine months ended September 30, 2006 include a $1.7 million reduction in general and administrative expenses to reflect the settlement that was reached with respect to a complaint we filed against the South Jersey Transportation Authority.
(b)	Amounts reflect (income) expenses and related costs associated with our plan of reorganization.

TRUMP ENTERTAINMENT RESORTS, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA

(unaudited, in millions)

	Reorganized Company For the Period From May 20, 2005 Through September 30, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Development Costs	Reorganization (Income) Expense and Related Costs	Adjusted EBITDA
Trump Taj Mahal	$34.9	$11.3	$—	$—	$0.3	$46.5
Trump Plaza	9.9	6.2	—	—	—	16.1
Trump Marina	17.9	4.7	—	—	—	22.6
Corporate and other	(26.6)	—	8.0	4.0	7.3	(7.3)

Total	$36.1	$22.2	$8.0	$4.0	$7.6	$77.9

	Predecessor Company For the Period From January 1, 2005 Through May 19, 2005
	Income (Loss) From Operations	Depreciation and Amortization	Expense of Ten Year Warrants	Development Costs	Reorganization (Income) Expense and Related Costs	Adjusted EBITDA
Trump Taj Mahal	$122.2	$18.9	$—	$—	$(104.8)	$36.3
Trump Plaza	23.6	8.4	—	—	(17.4)	14.6
Trump Marina	(34.3)	8.4	—	—	42.0	16.1
Corporate and other	(60.7)	0.1	—	0.5	54.3	(5.8)

Total	$50.8	$35.8	$—	$0.5	$(25.9)	$61.2